Calculation of Filing Fee Tables
N-2
BLACKROCK INCOME TRUST, INC.
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Shares of Common Stock	Other	16,666,667	$ 11.81	$ 195,833,337.27	0.0001531	$ 29,982.08
Fees to be Paid	2	Other	Rights to Purchase Shares of Common Stock	Other				0.0001531	$ 0.00
Fees Previously Paid	4	Equity	Shares of Common Stock	457(o)			$ 1,000,000.00		$ 153.10
Fees Previously Paid	5	Other	Rights to Purchase Shares of Common Stock	Other					$ 0.00
Carry Forward Securities
Carry Forward Securities	3	Equity	Shares of Common Stock	415(a)(6)	8,333,333		$ 38,333,331.80			N-2	333-262743	06/21/2022	$ 3,553.50
			Total Offering Amounts:				$ 235,166,669.07		$ 30,135.18
			Total Fees Previously Paid:						$ 153.10
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 29,982.08
Offering Note
[1]	(1) The Registrant is relying on Rule 457(c) under the Securities Act of 1933 ("Securities Act") to calculate the registration fee. The Maximum Aggregate Offering Price is estimated solely for the purpose of determining the registration fee in accordance with Rule 457(c) under the Securities Act based on the average of the high and low sales prices of the shares of common stock ("Common Shares") on September 11, 2025, as reported on the New York Stock Exchange. The proposed maximum offering price per security will be determined, from time to time, by the Registrant in connection with the sale by the Registrant of the securities registered under this Registration Statement. (2) Maximum Aggregate Offering Price is estimated at $196,833,337.27. See note (1) above. Amounts shown under "Maximum Aggregate Offering Price" and "Amount of Registration Fee" reflect $153.10 previously paid to register $1,000,000 of Common Shares, plus $29,982.08 to register the additional $195,833,337.27 of Common Shares registered hereby.

[2]	(3) No separate consideration will be received by the Registrant. Any shares issued pursuant to an offering of rights to purchase shares of common stock, including any shares issued pursuant to an over-subscription privilege or a secondary over-subscription privilege, will be shares registered under this Registration Statement.

[3]	(5) Pursuant to Rule 415(a)(6) under the Securities Act, this registration statement includes 8,333,333 of unsold shares of common stock (the "Unsold Carryforward Shares") that were previously registered for sale under the Registrant`s prior registration statement on Form N-2/A (File No. 333-262743) effective June 21, 2022 (as amended, the "Prior Registration Statement"). The Registrant previously paid filing fees of $3,553.50 in connection with such Unsold Carryforward Shares. Pursuant to Rule 415(a)(6) under the Securities Act, the filing fees previously paid with respect to the Unsold Carryforward Shares will continue to be applied to such Unsold Carryforward Shares. Pursuant to Rule 415(a)(6) under the Securities Act, the offering of Unsold Carryforward Shares under the Prior Registration Statement will be deemed terminated as of the date of effectiveness of this Registration Statement. (6) On September 30, 2022, the Registrant filed a post-effective amendment to the Prior Registration Statement to reduce the number of shares of common stock registered on the Prior Registration Statement from 25,000,000 to 8,333,333 shares of common stock in connection with the Registrant`s 1-for-3 reverse stock split. The post-effective amendment to the Prior Registration Statement was declared effective on October 18, 2022.

[4]	(4) The Registrant previously paid $153.10 in connection with the filing of the Registrant`s Registration Statement on Form N-2 (File No. 333-288158) with the Securities and Exchange Commission on June 18, 2025.

[5]	(3) No separate consideration will be received by the Registrant. Any shares issued pursuant to an offering of rights to purchase shares of common stock, including any shares issued pursuant to an over-subscription privilege or a secondary over-subscription privilege, will be shares registered under this Registration Statement.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Rule 457(p)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Table 3: Combined Prospectuses	☑Not Applicable
	Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date
N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A